Piper Jaffray 2016 Financial Institutions Conference Orlando, FL May 4 – 6, 2016

 This presentation contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support the Company’s operations; general economic and business conditions in those areas in which the Company operates, including the impact of global and national economic conditions on our local economy; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for the bank subsidiary to declare dividends to the Company; adequacy of the allowance for loan losses, changes in credit quality and the effect of credit quality on the provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in business strategy or development plans; failure or inability to complete mergers or other corporate transactions; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; failure to recognize expected cost savings; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and terms of other credit agreements; changes in oil and natural gas prices; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time. When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties. The Company can give no assurance that any goal or plan or expectation set forth in any forward-looking statement can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The forward-looking statements are made as of the date of this presentation, and, except as may otherwise be required by law, the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors and security holders are urged to read the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Company with the SEC. The documents filed by the Company with the SEC may be obtained at the Company’s website at www.gbnk.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from the Company by directing a request to: Guaranty Bancorp, 1331 Seventeenth St., Suite 200, Denver, CO 80202, Attention: Christopher Treece/Investor Relations; Telephone 303-675-1194. Forward Looking Statements 2

 Recent Price $ 16.42 Tangible Book Value Per Share $ 10.12 Price to 2016 consensus earnings 14.66x1,3 Price to Tangible Book Value Per Share 1.62x1 1Q 2016 diluted earnings per share (EPS) – Operating $ 0.28 1Q 2016 diluted EPS – GAAP $ 0.26 2016 EPS Consensus $ 1.12 2017 EPS Consensus $ 1.40 February 2016 Quarterly Per Share Dividend $ 0.115 Dividend Yield 2.80%1 Market Capitalization: $ 357.8 million 1, 4 About Us – Guaranty Bancorp 3 1 Based on April 29, 2016 closing price. 2 See the accompanying reconciliation of non-GAAP measurements to GAAP. 3 NASDAQ consensus of 2016 analyst earnings expectations as of April 29, 2016 reported as $1.12 per share. 4 Based on 21,790,800 shares outstanding (voting and non-voting) on March 31, 2016. (50.00)0.00 50.00 100.00 150.00 200.00 Apr-11 Jul-11 Oct-11 Jan-12 Apr-12 Jul-12 Oct-12 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 GBNK Stock Performance GBNK (+142.50%)NASDAQ Bank (+56.88%) S&P 500 Bank (+56.36%) 500 Bank (+56.36%)

oLoan Growth

About Us – Guaranty Bancorp

- Only Colorado bank ranked amongst SNL's 2015 100 Top-Performing Community Banks with $1-$10 billion in assets with these criteria:
  - Commercial Bank with 60 or fewer offices and loan portfolios accounting for more than one-third of total assets
  - Loan portfolio consisting of less than 50% credit card loans
  - No more than half of bank's revenues from nontraditional banking activities
- SNL ranked those banks based on the six metrics below
  - Pretax Return on Average Tangible Assets
  - Net Charge-Offs as a Percentage of Average Loans
  - Efficiency Ratio
  - Adjusted Texas Ratio
  - Net Interest Margin
  - Loan Growth

100 best-performing community banks of 2015 with $1B to $10B in assets


WA
OR
CA
ID
NV
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
WI
MI
IL
MO
AR
LA
MS
AL
GA
FL
KY
OH
WV
VA
NC
SC
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
AK
% of eligible banks in top 100
0.8 - 2.0
2.1 - 4.0
4.1 - 6.0
6.1 - 12.8
Community banks

Data compiled March 10, 2015.
For the purposes of the ranking, community banks were defined as bank holding companies and commercial banks with 60 or fewer offices, gross loans greater than 33.33% of assets, credit card loans less than 50% of the loan portfolio and assets between $1 billion and $10 billion.
Based on regulatory filings.
Source: SNL Financial, a part of S&P Global Market Intelligence
Map credit: Alip Artates

4

 Awarded Sandler O’Neill’s Bank & Thrift Sm-All Stars award for the second year in a row oOne of the 34 top performing small-cap banks and thrifts in the country oOnly Rocky Mountain Region bank on the list .435 publicly traded bank and thrifts with a market cap below $2.5 billion and above $25 million were evaluated oFocused on growth, profitability, credit quality and capital strength oAfter the rigorous evaluation, 401 institutions or 92% of the companies were eliminated leaving the remaining 34 that delivered bottom line results that were markedly better than the industry as a whole Performance Metrics: 2015 Sm-All Stars vs. Industry Medians Last Twelve Months Sm-All Stars All Banks & Thrifts EPS Growth 22.1% 6.6% Loan Growth 19.0% 9.2% Deposit Growth 14.3% 6.5% ROAE 10.1% 7.9% NPAs1 / Loans and OREO 0.5% 1.0% 1 Accruing TDRs are excluded from NPAs Source: SNL Financial and Sandler O'Neill About Us – Guaranty Bancorp 5 2015 Sm-All Star State-by-State Breakdown FSBW HMST BOFI CATY HTBK PFBC PPBI GBNK HTH TCBI WTBA EFSC SMBC MSFG PNFP SFBS FFIC FLIC SUBK CBFV NPBC STBA PNBK – CT ORIT PGC NJ EGBN – MD ANCX BOTJ CFNL MNRK NBBC SFST UCBI SFBS SGBK

 Guaranty Bancorp is uniquely positioned in the Colorado market: .26 branches strategically located on the thriving Colorado Front Range, which encompasses 85% of the state’s population .Previously announced Home State Bancorp acquisition has eleven branches inside of our footprint (expected closing is summer 2016) Guaranty Bancorp (excludes Home State Bancorp): .Asset Size: $2.4 billion .Gross Loans: $1.8 billion .Total Deposits: $1.9 billion .Average deposits per branch: $72 million .Assets Under Management  and Administration: $705 million About Us – Guaranty Bancorp 6 Pro Forma Branch Map Home State Bancorp Acquisition Guaranty (26) Home State (11)

 Strategic Rationale •With $3.3 billion in pro-forma total assets as of March 31, 2016, the combined company would be Colorado’s 4th largest bank holding company •Home State Bancorp’s strong core deposit base •Loan/deposit ratio of 57.3% as of March 31, 2016 •Noninterest bearing deposits comprise 23.5% of total deposits at March 31, 2016 •Low cost of deposits at 21 bps in the first quarter 2016 •In line with strategic goal of growing market share in Colorado’s Front Range .Financially Attractive •Aggregate transaction value of approximately $133.7 million1 as of announcement date •Projected to be accretive to earnings per share at approximately 14.8% in 20172 •Projected internal rate of return in excess of 20% •Expected tangible book value earn-back of approximately 4.4 years3 •Expected cost savings of approximately 42%4 •CRE 2 Ratio of 198% as of March 31, 20165 •Nonperforming Assets / Assets of 0.11% as of March 31, 2016 About Us – Guaranty Bancorp + Home State Bancorp 7 1 Based on GBNK’s closing price on 3/15/2016. Subject to adjustment if Home State Bancorp’s consolidated tangible equity is less than $79 million. 2 Assumes 100% phase-in of cost savings in 2017; GBNK 2017e EPS per median street estimates. 3 TBV earn back period calculated using the cross over method. 4 Assumes 50% phase-in of cost savings in 2016 and 100% thereafter. 5 Loans secured by multifamily and non-farm residential properties, loans for construction, land development and other land and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities.

 8  Guaranty Bancorp Key Financial Measures: .Increased quarterly cash dividend 15% to 11.5 cents per share in February 2016 •Dividend yield of approximately 2.80% •Initiated quarterly dividend in 2013 at 2 ½ cents per share, increased to 5 cents per share in 2014 and 10 cents per share in 2015 Guaranty Bancorp - Investment Considerations 8 1 See accompanying reconciliation of non-GAAP financial measurements to GAAP. 2 The efficiency ratio equals noninterest expense adjusted to exclude amortization of intangible assets, prepayment penalties on long-term debt, impairment of long-lived assets and merger related expenses, divided by the sum of tax equivalent net interest income and tax equivalent noninterest income. To calculate tax equivalent net interest income and noninterest income, the interest earned on tax exempt loans and investment securities and the income earned on bank-owned life insurance has been adjusted to reflect the amount that would have been earned had these investments been subject to normal income taxation. Three Months Ended March 31, 2015 December 31, 2015 March 31, 2016 (Dollars in thousands, except per share amounts) Operating earnings (1) $5,109 $5,830 $ 5,918 Net Income $ 5,084 $ 5,891 $5,535 Earnings per common share - diluted - operating (1) $0.24 $0.27 $0.28 Earnings per common share - diluted $0.24 $ 0.28 $0.26 Return on average assets - operating (1) 0.98% 0.99% 1.01% Return on average assets  0.98%  1.00% 0.94% Return on average equity - operating (1) 9.86% 10.44% 10.62% Return on average equity 9.81% 10.55% 9.93% Net interest margin 3.84% 3.58% 3.60% Efficiency ratio - tax equivalent (2)  62.82%  59.55%  59.92%

 .Loan growth momentum•Last twelve month net loan growth of $275.1 million or 17.7% .Strong asset quality (ratios as of March 31, 2016) •Nonperforming assets to total assets of 0.60% •Classified asset ratio of 11.56% •Texas ratio of 5.14% •Allowance to total loans of 1.26% •Nominal direct exposure to energy ($1.8 million in Energy Loans outstanding as of March 31, 2016) Strong core deposit mix •Noninterest bearing deposits comprised 33.7% of total deposits at March 31, 2016 •Twelve month net deposit growth of $150.8 million or 8.8% •Time deposits comprised 15.0% of total deposits at March 31, 2016 •Cost of deposits1 remains low at 22 bps during the first quarter 2016 Investment Considerations 9 1 Including noninterest-bearing deposits.

 Noninterest income growth •Investment advisory fees .Total assets under management and administration at March 31, 2016 of $704.7 million .Continued focus on growth in investment management and trust fee income through organic growth, fee enhancement and acquisitions •Gains on the sales of SBA loans remains strong. Guaranty Bank is designated a Preferred Lender by the SBA and has recently hired another SBA business development officer •Treasury management fees grew 8.7% through the first three months of 2016, due mostly to growth in our C&I customer base Investment Considerations 10

 Strong capital structure supportive of future growth (ratios as of March 31, 2016) •Tangible Common Equity Ratio of 9.36%1 •GAAP Equity Ratio of 9.55% •Total Risk-Based Capital Ratio of 13.31% •Leverage Ratio of 10.64% •Tier 1 Common Equity Ratio of 11.02% .Expense management •Improved efficiency ratio to 59.92% in the first quarter 2016 compared to 62.82% in the first quarter 2015 •Recent renegotiation of corporate office lease to generate savings of $1.0 million annually, starting in 2016 •Currently renegotiating other contracts across all areas, which are expected to result in cost savings .Continue to pursue bank and non-bank acquisition opportunities Investment Considerations 11 1 See accompanying reconciliation of non-GAAP financial measurements to GAAP.

 Net Interest Income ($ in thousands) 12 1Cost of Funds calculated as interest expense over interest bearing liabilities plus demand deposits. 3.94% 3.60% 0.22% 0.35% 1 15,500 16,000 16,500 17,000 17,500 18,000 18,500 19,000 19,500 20,000 20,500 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Net Interest Income Yield on Interest Earning Assets Net Interest Margin Cost of Funds Cost of Total Deposits

 $1,200,000 $1,250,000 $1,300,000 $1,350,000 $1,400,000 $1,450,000 $1,500,000 $1,550,000 $1,600,000 $1,650,000 $1,700,000 $1,750,000 $1,800,000 $1,850,000 $1,900,000 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Total Loans Loan Composition & Growth ($ in thousands)13 Since 3/31/14 loans net of deferred costs and fees have grown $467.9 million 17.2% Annualized Consumer 9.5% Business Banking 32.2% Middle Market 12.6% Real Estate 25.6% Private Banking 20.1% Loans by Business Line Commercial & Industrial 14.6% Owner Occupied CRE 12.5% CRE Office 12.0% CRE Retail & Industrial 16.7% CRE Heathcare 4.4% CRE Other 9.5% Residential Mortgage 15.4% Multi Family 5.8% Construction 3.4% Other 2.4% HELOC 3.3% Loans by Type

 $1,400,000 $1,450,000 $1,500,000 $1,550,000 $1,600,000 $1,650,000 $1,700,000 $1,750,000 $1,800,000 $1,850,000 $1,900,000 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16Total Deposits 11.1% Annualized Deposit Composition & Growth ($ in thousands) 14 Since 3/31/14 total deposits have grown $339.7 million Consumer 49.1% Business Banking 23.9% Middle Market 3.2% Real Estate 4.0% Private Banking 19.8% Deposits by Business Line Noninterest-bearing demand 33.7% Interest-bearing demand and NOW 21.0% Money market 22.0% Savings 8.3% Time 15.0%  Deposits by Type

 15 Operating Earnings1 ($ in thousands) 1 See accompanying reconciliation of non-GAAP financial measurements to GAAP. First quarter 2016 Operating Earnings of $5.9 million compared to $5.1 million in first quarter 2015, a 15.8% increase $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 $6,000 $6,500 $7,000 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Operating Earnings 33.1% Annualized

Quarterly Financial Statement Summary[1] ($ in thousands)

Income Statement	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Net Interest Income	$ 17,065	$ 17,809	$ 17,680	$ 18,777	$ 18,940	$ 19,406	$ 19,856	$ 19,995
Provision (credit) for Loan Losses	24	(3)	(1)	(23)	113	14	(8)	16
Noninterest Income	3,837	4,338	4,862	4,115	4,404	4,399	4,262	4,178
Noninterest Expense	14,915	15,159	21,034[1]	15,270	14,956	14,866	15,247	15,792
Tax Expense	1,879	2,320	294	2,561	2,798	2,923	2,988	2,830
Net Income	**$ 4,084**	**$ 4,671**	**$ 1,215**	**$ 5,084**	**$ 5,477**	**$ 6,002**	**$ 5,891**	**$ 5,535**

Balance Sheet	6/30/14	9/30/14	12/31/14	3/31/15	6/30/15	9/30/15	12/31/15	3/31/16
Cash and Equivalents	$ 44,124	$ 46,617	$ 32,441	$ 31,649	$ 55,169	$ 23,750	$ 26,711	$ 31,142
Investments	465,717	456,118	449,482	452,271	442,794	433,299	424,692	400,890
Loans	1,438,089	1,482,268	1,541,434	1,555,154	1,668,658	1,726,151	1,814,536	1,830,246
Allowance for Loan Losses	(22,155)	(22,350)	(22,490)	(22,500)	(22,850)	(22,890)	(23,000)	(23,025)
Other Assets	113,115	115,286	123,911	128,878	125,765	125,320	125,586	122,963
Total Assets	**$2,038,890**	**$2,077,939**	**$2,124,778**	**$2,145,452**	**$2,269,536**	**$2,285,630**	**$2,368,525**	**$2,362,216**
Deposits	$1,552,676	$1,662,598	$1,685,324	$1,721,881	$1,741,999	$1,847,329	$1,801,845	$1,872,717
Other Liabilities	284,914	209,980	232,515	212,434	313,698	219,498	345,041	263,980
Total Liabilities	$1,837,590	$1,872,578	$1,917,839	$1,934,315	$2,055,697	$2,066,827	$2,146,886	$2,136,697
Stockholders' Equity	$201,300	$205,361	$206,939	$211,137	$213,839	$218,803	$221,639	$225,519
Total Liabilities and Stockholders' Equity	**$2,038,890**	**$2,077,939**	**$2,124,778**	**$2,145,452**	**$2,269,536**	**$2,285,630**	**$2,368,525**	**$2,362,216**

[1] In the fourth quarter 2014 the Company incurred a $5.5 million prepayment penalty associated with the early payoff of $90 million in FHLB term advances.

16

GUARANTY BANCORP℠

Colorado Market 17

 Demographics Colorado National Current Population (July 2015)1 5,456,574 321,418,820 Historical Population Change (April 2010-July 2015)1 8.5% 4.1% Median Household Income (2013)1 $58,823 $52,250 Household Income Change (2010-2013)1 8.8% 4.4% March 2016 Unemployment Rate2 2.9% 5.0% Market Data 18 1 US Census Bureau 2 Bureau of Labor Statistics Unemployment by County2 2/29/16 2/28/15 Denver 3.1% 4.5% Boulder 2.7% 3.9% Larimer 2.9% 4.1%

 .Business Climate •Colorado ranks as the nation’s 4th best state for business – CNBC 2015 •Colorado’s economy ranks as the 3rd strongest in the nation – CNBC 2015 •Denver ranked 1st for economic success in Area Development’s 2015 Leading Locations study •Denver has the best commercial real estate market in the country – Coldwell Banker 2015 •Denver is the best city for investment in residential real estate – HomeVestors 2015 •Colorado ranks 4th in the country for the number of new businesses created – Entrepreneur 2015 .Growth •Colorado ranked 3rd in the nation for job growth in 2014 – U.S. Bureau of Labor Statistics 2015 •Denver ranks 1st in Best Places to Live Rankings – U.S. News and World Report 2016 •Colorado’s population is projected to grow by 13.4% from 2010 through 2020 versus an estimated national growth rate of 7.1% - USA Today 2015 •Denver ranks 1st among big cities in economic and job growth – Area Development 2015 .Highly Educated Workforce •Denver ranked 1st for the largest increase in residents with college degrees – U.S. Census Bureau 2014 •Colorado ranks 1st for its supply of high-quality labor – Forbes 2014 •Colorado ranks as the nation’s 2nd most highly educated state – U.S. Census Bureau 2015 •Boulder ranks 3rd for college graduates in STEM (Science, Technology, Engineering, Math) – NerdWallet 2015 Market Data 19

Market Data – Largest Metro Denver Employers

	Company [1]	Industry [1]
1	HealthONE Corporation	Healthcare
2	SCL Health System	Healthcare
3	Centura Health	Healthcare
4	Lockheed Martin Corporation	Aerospace & Defense Related Systems
5	CenturyLink	Telecommunications
6	Kaiser Permanente	Healthcare
7	Comcast Corporation	Telecommunications
8	Children's Hospital Colorado	Healthcare
9	United Airlines	Airline
10	University of Colorado Health	Healthcare, Research
11	Wells Fargo Bank	Financial Services
12	DISH Network	Satellite TV & Equipment
13	IBM Corporation	Computer Systems & Services
14	University of Denver	University
15	United Parcel Service	Parcel Delivery
16	Ball Corporation	Aerospace, Containers
17	Frontier Airlines	Airline
18	Oracle	Software & Network Computer Systems
19	FedEx Corporation	Shipment & Logistics Services
20	MillerCoors Brewing Company	Beverages
21	Xcel Energy	Utilities
22	Level 3 Communications	Communication & Internet Systems
23	Raytheon Company	Aerospace Systems & Software
24	Boulder Community Hospital	Healthcare
25	CH2M Hill	Engineering & Architectural Services

Major Colorado Industries[2]:

- Advanced Manufacturing
- Aerospace
- Bioscience
- Creative Industries
- Defense
- Electronics
- Energy
- Financial Services
- Food & Agriculture
- Health & Wellness
- Engineering
- Technology
- Tourism
- Transportation

[1] Metro Denver Economic Development Corporation
[2] Colorado Office of Development and International Trade

20

GUARANTY BANCORP℠

21 Market Data – Largest Northern Colorado Employers Company 1 Industry1 1 University of Colorado Health Healthcare 2 JBS Swift & Company Beef Processing/Corporate Office 3 Banner Health: North Colorado Medical Center Healthcare 4 State Farm Insurance Companies Insurance 5 Hewlett Packard Technology Product Design 6 Center Partners Customer Care Center 7 Woodward Speed Controls 8 Banner Health: McKee Medical Center Healthcare 9 Vestas Wind Turbine Manufacturing 10 Hallliburton Energy Services, Inc. Oil & Gas Development 11 Hach Company Analytical Instruments 12 Avago Technologies Semiconductor Components 13 Anheuser-Busch Brewery 14 TeleTech Financial Services Support 15 Anadarko Petroleum Oil & Gas Development 16 Advanced Energy Semiconductor Components 17 Otterbox Protective Case Manufacturing 18 Afni, Inc. Business Solutions 19 Carestream Health, Inc. Medical & Dental Imaging 20 Select Energy Services Oil & Gas Development 1 Metro Denver Economic Development Corporation

 Reconciliation of Non-GAAP Financial Measures 22

 Tangible Book Value as of March 31, 2016 Stockholders’ Equity  $225,519 Less Intangible Assets  (4,933) Tangible Common Equity  $220,586 Shares Outstanding 21,790,800 Book Value per common share  $10.35 Tangible Book Value per common share $10.12 Tangible Common Equity Ratio as of March 31, 2016 Stockholders’ Equity  $225,519 Less Intangible Assets  (4,933) Tangible Common Equity  $220,586 Total Assets  $2,362,216 Less Intangible Assets  (4,933) Total Tangible Assets  $2,357,283 Equity Ratio GAAP1 9.55% Tangible Common Equity / Tangible Assets 9.36% 1 Total stockholders’ equity / total assets Reconciliation of Non-GAAP Financial Measures ($ in thousands, share data excepted) 23

 Operating Earnings 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Net Income $4,084 $4,671 $1,215 $5,084 $5,477 $6,002 $5,891 $5,535 Expenses adjusted for: Other real estate owned (gain) 22 147 142 41 54 (31) 16 2 Merger related expenses- - - 675 Impairment of long-lived assets 110 - 76 - 122 - - - Prepayment penalty - - 5,459 - - - - - Income adjusted for: (Gains) Losses on Security sales (4) (3) - - - - (132) (45) (Gain) Losses on other asset sales 3 (3) 7 - - - 18 (14) Pre-tax earnings adjustment 131 141 5,684 41 176 (31) (98) 618 Tax effect of adjustments (50) (54) (2,160) (16) (67) 12 37 (235) Tax effected earnings adjustment 81 87 3,524 25 109 (19) (61) 383 Operating Earnings $4,165 $4,758 $4,739 $5,109 $5,586 $5,983 $5,830 $5,918 Average Assets $1,985,157 $2,043,756 $2,067,371 $2,108,766 $2,199,723 $2,268,603 $2,327,224 $2,359,180 Average Equity $198,752 $203,911 $208,024 $210,110 $213,545 $216,742 $221,515 $224,179 Fully diluted weighted average shares outstanding 21,059,884 21,089,221 21,114,680 21,165,433 21,200,438 21,224,989 21,303,763 21,375,330 Diluted EPS – Operating $0.20 $0.23 $0.22 $0.24 $0.26 $0.28 $0.27 $0.28 Diluted EPS – GAAP $0.19 $0.22 $0.06 $0.24 $0.26 $0.28 $0.28 $0.26 ROAA – Operating 0.84% 0.92% 0.91% 0.98% 1.02% 1.05% 0.99% 1.01% ROAA – GAAP 0.83% 0.91% 0.23% 0.98% 1.00% 1.05% 1.00% 0.94% ROAE – Operating 8.41% 9.26% 9.04% 9.86% 10.49% 10.95% 10.44% 10.62% ROAE - GAAP 8.24% 9.09% 2.32% 9.81% 10.29% 10.99% 10.55% 9.93% 24 Reconciliation of Non-GAAP Financial Measures ($ in thousands, share date excepted)

 25 Reconciliation of Non-GAAP Financial Measures ($ in thousands) Core Noninterest Income 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Noninterest Income  $3,837  $4,338  $4,862  $4,115  $4,404  $4,399  $4,262  $4,178 Securities (gains)/losses - (3) - - - - (132) (45) Core Noninterest Income  $3,837  $4,335  $4,862  $4,115  $4,404  $4,399  $4,130  $4,133